UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2013

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2013, the Board of Directors of Pharma-Bio Serv, Inc. (the "Company") approved, subject to shareholder approval at the 2013 Annual Meeting, an amendment to its Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms (“Classified Board Amendment”).   At the 2013 Annual Meeting, on April 9, 2013, the shareholders approved the Classified Board Amendment.  The Classified Board Amendment classifies the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three−year term.

The director initially elected in Class I (Irving Wiesen) would serve until the 2014 Annual Meeting of Stockholders and the election and qualification of his or her successor. The directors initially elected in Class II (Kirk Michel and Dov Perlysky) would serve until the 2015 Annual Meeting of Stockholders and the election and qualification of his or her successors. The directors initially elected in Class III (Elizabeth Plaza and Howard Spindel) would serve until the 2016 Annual Meeting of Stockholders and the election and qualification of his or her successor. Beginning with the election of directors to be held at the 2014 Annual Meeting of Stockholders, and going forward, the class of directors to be elected in such year (Class I) would be elected for a three year term, and at each successive Annual Meeting of Stockholders, the class of directors to be elected in such year would be elected for a three year term, so that the term of office of one class of directors shall expire in each year.

A copy of the Certificate of Amendment to the Company's Certificate of Incorporation. effective April 9, 2013, is attached hereto as Exhibit 3.1, and incorporated herein by this reference.

Also, on February 26, 2013, the Company's Board approved, subject to shareholder approval of the Classified Board Amendment at the 2013 Annual Meeting, an amendment to the Company's bylaws to classify the Board into three separate classes, as set forth in the Certificate of Amendment.

A copy of the amendment to the bylaws, effective April 9, 2013, is attached hereto as Exhibit 3.2, and incorporated herein by this reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 9, 2013, the Company held its 2013 Annual Meeting of Shareholders.  Below is a summary of the proposals and corresponding votes.

Amend the Company's Certificate of Incorporation to authorize the classification of the Board of Directors into three classes with staggered terms:

For	Against	Abstain
11,423,517	5,408,108	50,000

There were 1,780,329 broker non-votes on this proposal.

All five nominees were elected with each director receiving votes as follows:

Nominee	For	Withheld
Elizabeth Plaza	16,657,802	223,823
Kirk Michel	15,873,842	1,007,783
Dov Perlysky	15,873,842	1,007,783
Howard Spindel	15,873,842	1,007,783
Irving Wiesen	15,873,842	1,007,783

There were 1,780,329 broker non-votes on this proposal for each nominee.

The ratification of the appointment of Horwath Velez & Co. PSC as the Company's independent certified public accountants for the fiscal year ending October 31, 2013:

For	Against	Abstain
18,478,134	0	183,820

There were no broker non-votes on this proposal.

The non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay"):

For	Against	Abstain
16,413,219	418,406	50,000

There were 1,780,329 broker non-votes on this proposal.

The non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years:

Every 3 Years	Every 2 Years	Every 1 Year	Abstain
9,964,478	4,106,119	1,582,174	1,228,854

There were 1,780,329 broker non-votes on this proposal.

The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the proxy statement for the Annual Meeting, that the Company will hold an advisory vote every three years on the compensation of the Company’s named executive officers.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Certificate of Incorporation.
3.2	Amendment No. 2 to the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: April 12, 2013	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer and Vice President Finance and Administration

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Certificate of Incorporation.
3.2	Amendment No. 2 to the Bylaws.